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                                                                 EXHIBIT 10.68


                              CONSULTING AGREEMENT

      AGREEMENT made, the 1st day of September, 2000, by and between WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation (hereinafter referred to as the "Corporation"), and ELMINOR PORTFOLIO CORPORATION (hereinafter referred to as "Consultant").

                              W I T N E S S E T H:

      WHEREAS, the Corporation wishes to engage the services of S. Allan Kline ("Mr. Kline") as a consultant to the Corporation; and

      WHEREAS, Consultant has agreed to provide the services of Mr. Kline as a consultant to the Corporation upon the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and well as for other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged and established, the parties hereto, intending to be legally bound hereby, agree as follows:

      1. CONSULTING SERVICES; TERM. The Corporation hereby engages Consultant to provide the services of Mr. Kline as a consultant to the Corporation, pursuant to the terms of this Agreement, for a period of two (2) years, commencing September 1, 2000 (the "Term"). Consultant agrees to provide the services of Mr. Kline as a consultant to the Corporation during the Term and to cause Mr. Kline to make himself available to the Corporation, from time to time, at the reasonable request of the Chairman, President and Chief Executive Officer of the Corporation, for the purposes of rendering advice with regard to the affairs of the Corporation, the management, conduct and operation of the Corporation's business and with regard to potential investments and acquisitions by the Corporation. It is acknowledged and agreed that Mr. Kline may pursue other employment and/or business interests during the Term, provided that such other employment and/or business interests of Mr. Kline are performed in such manner as do not conflict with the services to be provided by Mr. Kline hereunder.

      2. COMPENSATION. In consideration for Consultant's agreement to provide the services of Mr. Kline as a consultant to the Corporation during the Term, the Corporation will issue a warrant to Consultant for the purchase of up to 1,500,000 shares of the common stock of the Corporation, at the price of $0.75 per share, for a period of three (3) years from the date hereof, and reimburse Consultant for all expenses incurred by Mr. Kline in connection with the performance of his services hereunder, provided that such expenses have been approved in advance by the Chairman, President and Chief Executive Officer of the Corporation.

      3. INDEPENDENT CONTRACTOR. Consultant shall have sole control over the manner and means in which Mr. Kline performs his duties hereunder, and it is hereby understood and agreed that Mr. Kline shall not be considered an employee of the Company for any purpose whatsoever.

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      4. TERMINATION. This Agreement shall terminate upon the first to occur of the following events:

            (a)   the expiration of the Term; or

            (b) the termination of this Agreement by mutual agreement of the parties.

In addition, notwithstanding anything contained herein to the contrary, the Corporation shall have the right to terminate this Agreement, at any time, upon notice to Consultant.

      5. BINDING EFFECT. This Agreement shall be binding upon an inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party shall have the right to assign and of its rights and obligations under this Agreement without the prior written consent of the other party.

      6. HEADINGS. The section headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

      7. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when sent by certified mail, postage prepaid, addressed as follows:

                  If to Consultant:

                  Elminor Portfolio Corporation
                  17 Manne Street
                  Tel Aviv, 34643
                  Israel
                  Attention:  Uri Barel

                  If to the Corporation:

                  WorldWide Web NetworX Corporation
                  888 Seventh Avenue - Seventh Floor
                  New York, NY 10106
                  Attention:  President

      8. GOVERNING LAW. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Delaware.




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      9. ENTIRE AGREEMENT; MODIFICATION OF AGREEMENT. This Agreement constitutes the entire agreement among and between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements of any nature whatsoever between the parties with respect to the subject matter hereof. No amendment, waiver, or discharge or any provision of this Agreement shall be effective against any party, unless that party shall have consented thereto in writing.

      IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be duly executed as of the date first above written.


                          WORLDWIDE WEB NETWORX CORPORATION



                          By: /s/ Carol C. Knauff
                              --------------------------------
                              Name: Carol C. Knauff
                              Title: Chairman, President & CEO


                          ELMINOR PORTFOLIO CORPORATION


                          By: /s/ Uri Barel
                              --------------------------------
                              Name: Uri Barel
                              Title: President